                                                                     EXHIBIT 3.1

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-1174158
-----------
Examiner
                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                       RESTATED ARTICLES OF ORGANIZATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 74)
-----------
Name Approved

I,                         Edward N. Wadsworth,                *Vice President,
  -------------------------------------------------------------
and                                                                   ,*Clerk,
   -------------------------------------------------------------------

of                  New England Investment Companies, Inc.
  -----------------------------------------------------------------------------,
                          (Exact name of corporation)

located at      399 Boylston Street, Boston, Massachusetts 02116
          ---------------------------------------------------------------------,
                 (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted by unanimous written consent effective

March 31, 1998 by a vote of
--------    --



50  shares of         Common Stock           of     50       shares outstanding,
----          -------------------------------   -------------
                (type, class & series, if any)
    shares of                                of              shares
----         --------------------------------  --------------
                (type, class & series, if any)

outstanding, and


    shares of                                of              shares
----         --------------------------------  --------------
                (type, class & series, if any)

outstanding,

being at least two-thirds of each type, class or series outstanding and entitled to vote thereon of each type, class or series of stock whose rights are adversely affected thereby:


C    [_]
                                   ARTICLE I
P    [_]
                        The name of the corporation is:
M    [_]
                               Nvest Corporation
R.A. [_]


                                  ARTICLE II

The purpose of the corporation is to engage in the following business activity(ies):

(1) To serve as the general partner of Nvest, L.P. and the managing general partner of Nvest Companies, L.P.; and

(2) To carry on any manufacturing, mercantile, selling, management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of The Commonwealth of Massachusetts whether or not related to that referred to in the foregoing paragraph.

* Delete the inapplicable words.        **Delete the inapplicable clause.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

----------
P.C.

                                  ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

--------------------------------------------------------------------------------
               WITHOUT PAR VALUE                     WITH PAR VALUE
-------------------------------------------------------------------------------
TYPE      NUMBER OF SHARES              TYPE      NUMBER OF SHARES    PAR VALUE
-------------------------------------------------------------------------------
Common:                                 Common:      100                $.01
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Preferred:                              Preferred:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                  ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


             N/A


                                   ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:


                N/A

                                  ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

           See Continuation Sheets 6A through 6D attached hereto and incorporated herein.


**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

Article 6
-----------------------------------
Other Lawful Provisions

     6.1 The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

     6.2 The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

     6.3 The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

     6.4 The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

     6.5       Meetings of the stockholders may be held anywhere in the United
States.

     6.6 Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

     6.7 The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

     6.8 The purpose or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any

                                     -6A-
distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

     6.9 The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any of such directors, officers, stockholders or individuals has any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of the corporation, and

     (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

     (2) no such director, officer, stockholder or individual shall be liable to account to the corporation for any profit or benefit realized through any such contract, transaction or act; and

     (3) any such director of the corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of the corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of the corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of the corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

     the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

     the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than the corporation; and

     the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of the corporation, or is constituted of the directors or officers of the corporation.

                                     -6B-

To the extent permitted by law, the authorizing or ratifying vote of the holders of shares representing a majority of the votes of the capital stock of the corporation outstanding and entitled to vote for the election of directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of the corporation, or of the board of directors or any committee thereof, with regard to all stockholders of the corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under the corporation; provided, however, that

     A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of the corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

     B. the stockholders so voting shall have made any findings required by law;

     C. the stockholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

     D. any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors, officers or employees of its or their right to proceed with or enforce such contract, transaction or act.

If the corporation has more than one class or series of capital stock outstanding, the vote required by this paragraph shall be governed by the provisions of the Articles of Organization applicable to such classes or series.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph 6.9 which would be valid but for such provision or provisions.

     6.10 A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Massachusetts Business Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this paragraph
6.10 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                     -6C-

     6.11 The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.


                                     -6D-

                                  ARTICLE VII
The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                 ARTICLE VIII
THIS INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

               399 Boylston Street, Boston, Massachusetts 02116

b. the name, residential address and post office address of each director and officer of the corporation is as follows:

                  NAME          RESIDENTIAL ADDRESS       POST OFFICE ADDRESS

President:

Treasurer:       See Continuation Sheet 8A attached hereto and incorporated herein.
Clerk:

Directors


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December


d. The name and business address of the resident agent, if any, of the corporation is:
                     N/A

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

            Article I        Change of name

            Article II       Change of business purpose


SIGNED UNDER THE PENALTIES OF PERJURY, this 31st day of March, 1998,
                                       ---------        -----    --
/s/ Edward N. Wadsworth
_____________________________________________________, Vice President,

/s/ Edward N. Wadsworth
______________________________________________________,*Clerk

*Delete the inapplicable words.            **If there are no amendments,
                                            state "None".

Article VIII(b)
---------------
Directors and Officers


                      NAME              RESIDENTIAL ADDRESS      POST OFFICE ADDRESS
President:    Peter S. Voss          302 Marlborough Street      399 Boylston Street
                                     Boston, MA 02116            Boston, MA 02116

Treasurer:    Kevin P. Charleston    5 Pattys Road               399 Boylston Street
                                     Mansfield, MA 02048         Boston, MA 02116

Clerk:        Edward N. Wadsworth    44 Fayette Street           399 Boylston Street
                                     Boston, MA 02116            Boston, MA 02116

Directors:    William S. Antle, III  150 Glezen Lane             399 Boylston Street
                                     Wayland, MA 01778           Boston, MA 02116

              Robert J. Blanding     16300 Norrbom Road          399 Boylston Street
                                     Sonoma, CA 95476            Boston, MA 02116

              Paul E. Gray           100 Memorial Drive -        399 Boylston Street
                                     Suite 11-4A                 Boston, MA 02116
                                     Cambridge, MA 02142

              Harry P. Kamen         910 Park Avenue -           399 Boylston Street
                                     Apt. 6-S                    Boston, MA 02116
                                     New York, NY 10021

              Charles M. Leighton    51 Vaughn Hill Road         399 Boylston Street
                                     Bolton, MA 01740            Boston, MA 02116

              Victor A. Morgenstern  2684 Sheridan Road          399 Boylston Street
                                     Highland Park, IL 60035     Boston, MA 02116

              Catherine A. Rein      21 East 22nd Street, 8B     399 Boylston Street
                                     New York, NY 10010          Boston, MA 02116

              Oscar L. Tang          2 West 67th Street          399 Boylston Street
                                     New York, NY 10023          Boston, MA 02116

              Peter S. Voss          302 Marlborough Street      399 Boylston Street
                                     Boston, MA 02116            Boston, MA 02116

                                     -8A-

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                   (GENERAL LAWS, CHAPTER 156B, SECTION 74)


                ==============================================

                I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $400 having been paid, said articles are deemed to have been filed with me this 31st day of March, 1998.

                Effective Date:_______________________________




                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                              Jeffrey D. Plunkett
                              Nvest Corporation
                -----------------------------------------------
                              399 Boylston Street
                -----------------------------------------------
                              Boston, MA 02116
                -----------------------------------------------
                             (617) 578-1925
                Telephone:_____________________________________